As filed with the Securities and Exchange Commission on April 29, 1999.
                                                      Registration No. 333-58883
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. ONE
                                     TO THE
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           FIRST NILES FINANCIAL, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                           6035                34-1870418
(State or other jurisdiction of (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)


                    55 N. MAIN STREET, NILES, OHIO 44446-5097
                                 (330) 652-2539
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               -----------------

                         WILLIAM L. STEPHENS, PRESIDENT
                           FIRST NILES FINANCIAL, INC.
                                55 N. MAIN STREET
                             NILES, OHIO 44446-5097
                                 (330) 652-2539
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                               -----------------

                  PLEASE SEND COPIES OF ALL COMMUNICATIONS TO:

                            James S. Fleischer, P.C.
                             Michael S. Sadow, P.C.
                         SILVER, FREEDMAN & TAFF, L.L.P.
      (a limited liability partnership including professional corporations)
                            1100 New York Avenue, NW
                            Seventh Floor, East Tower
                            Washington, DC 20005-3934
                                 (202) 414-6100

                               -----------------

================================================================================

       The post-effective amendment is being filed for the purpose of deregistering under the Securities Act of 1933, as amended, 890,589 shares of Common Stock, par value $.01 per share, of First Niles Financial, Inc. covered by Registration Statement No. 333-58883. The shares have not been issued as of the date hereof and are no longer being offered. The offering resulted in the sale of 1,754,411 shares of the Registrant's Common Stock at a final offering price of $10.00 per share.

                                   SIGNATURES


       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Niles, State of Ohio, on April 29, 1999.

                                      FIRST NILES FINANCIAL, INC.


                             By:      /s/ WILLIAM L. STEPHENS
                                      --------------------------------------
                                      William L. Stephens
                                        Chairman of the Board, President and
                                        Chief Executive Officer
                                        (DULY AUTHORIZED REPRESENTATIVE)

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


/s/ WILLIAM L. STEPHENS                       /s/ LAWRENCE E. SAFAREK
------------------------------------          ----------------------------------
William L. Stephens                           Lawrence E. Safarek
Chairman of the Board, President              Treasurer
and Chief Executive Officer                   (PRINCIPAL FINANCIAL AND
(PRINCIPAL EXECUTIVE OFFICER)                      ACCOUNTING OFFICER)


/s/ GEORGE J. SWIFT                           */s/ RALPH A. ZUZOLO, SR.
------------------------------------          ----------------------------------
George J. Swift                               Ralph A. Zuzolo, Sr.
Director, Vice President and Secretary        Director


*/s/ HORACE L. MCLEAN                         */s/ P. JAMES KRAMER
------------------------------------          ----------------------------------
Horace L. McLean                              P. James Kramer
Director                                      Director








*     By power of attorney dated July 9, 1989.